Exhibit 10.3

October 23, 2020

Eucrates Biomedical Acquisition Corp.
250 West 55th Street, Suite 13D
New York, NY 10019
Parag Saxena, Chief Executive Officer

Stifel, Nicolaus & Company, Incorporated
1 South Street, 15th Floor

Baltimore, Maryland 21202
Attn: Syndicate
Fax No.: (443) 224-1273

H.C. Wainwright & Co., LLC
430 Park Avenue, 3rd Floor

New York, New York 10022
Attn: Richard Gormley, Vice Chairman and President of Capital Markets

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Eucrates Biomedical Acquisition Corp., a British Virgin Islands Company (the “Company”), and Stifel, Nicolaus & Company, Incorporated and H.C. Wainwright & Co., LLC as Representatives (the “Representatives”) of the several Underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share, no par value, of the Company (the “Ordinary Shares”), and one-third of one warrant (the “Warrant”), which each whole Warrant entitles the holder thereof to purchase one Ordinary Share. Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder or officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.             If the Company solicits approval of its shareholders of a Business Combination (as defined below), the undersigned will vote all Ordinary Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, or whether such Ordinary Shares are underlying the Private Units, in favor of such Business Combination.

2.             (a)               In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b)               The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in, or, with respect to his, her or its Insider Shares or Private Units, to any distribution of, the Trust Fund. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Warrants, which will terminate on the Company’s liquidation.

(c)               In the event of the liquidation of the Trust Fund, Eucrates LLC (“Sponsor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold to or contracted for the Company, or by any target business with which the Company has discussed entering into a transaction agreement, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund to below $10.00 per IPO Share; provided that such indemnity shall not apply if such vendor or other person executes a waiver of any and all rights to seek access to the Trust Account and except as to claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities.

3.              (a)              The Sponsor agrees that it shall not Transfer any Insider Shares until the earlier of (i) one year after the date of the consummation of the Business Combination or (ii) the date on which the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after 150 days after the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

(b)               The Sponsor agrees that it shall not effectuate any Transfer of securities issued or issuable upon the exercise of the Private Units or their underlying securities until after the completion of the Business Combination.

(c)               Notwithstanding the provisions set forth in paragraphs 3(a) and (b), Transfers of the Insider Shares, securities issued or issuable upon the exercise of the Private Units or their underlying securities, and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 3(c)), are permitted (1) to any persons (including their affiliates and shareholders) participating in the private placement of the Private Units, officers, directors, shareholders, employees and members of the Sponsor and its affiliates, (2) amongst initial holders or to the Company’s officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (8) by private sales at prices no greater than the price at which the applicable securities were originally purchased, (9) in the event of the Company’s liquidation prior to the completion of a Business Combination, (10) in the event of completion of a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination or (11) to the Company for no value for cancellation in connection with the consummation of the Business Combination, in each case (except for clause 11) where the transferee agrees to the terms of this letter agreement and by the same agreements entered into by the Sponsor with respect to such securities.

4.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned directors and officers of the Company agree to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned directors and officers might have.

5.             The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or independent accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

6.             Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment for services rendered prior to, or in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to (i) repay working capital loans made by the undersigned or its affiliates to the Company in cash upon consummation of the Business Combination or, at the undersigned’s discretion, with respect to up to an aggregate of $1,500,000 of working capital loans from all lenders, by converting such loans into Private Units at a price of $10.00 per Private Unit, as more fully described in the Registration Statement, (ii) repay non-interest bearing advances made to the Company by Vedanta Management to cover the IPO expenses, and (iii) reimburse the undersigned and any affiliate of the undersigned for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

7.             (a)               Neither any undersigned officer or director, any member of the family of any undersigned officer or director, nor any affiliate of any undersigned officer or director will be entitled to receive or accept a finder’s fee or any other compensation in the event any undersigned officer or director, any member of the family of any undersigned officer or director or any affiliate of any undersigned officer or director originates a Business Combination.

(b)               Commencing on the effective date of the prospectus for the IPO and continuing until the earlier of (i) the consummation by the Company of a Business Combination or (ii) the Company’s liquidation as described in the prospectus, the Sponsor shall make available to the Company, at no charge, certain office space and administrative and support services as may be required by the Company from time to time, situated at 250 West 55th Street, Suite 13D, New York, New York 10019 (or any successor locations).

8.             The undersigned officers and directors agree to be the officers and directors of the Company until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or such officer or director is officially replaced by the Company’s board of directors. The undersigned officers’ and directors’ biographical information previously furnished to the Company and the Representatives is true and accurate in all material respects, does not omit any material information with respect to the officers’ and directors’ biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Each of the undersigned officers’ and directors’ FINRA Questionnaire previously furnished to the Company and the Representatives is true and accurate in all material respects. Each of the undersigned officers and directors represents and warrants that such person has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and such person has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.             The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to hold the position/title in the Company indicated in the Registration Statement (if applicable).

10.           The undersigned hereby waives his, her or its right to exercise redemption rights (in connection with a Business Combination) with respect to any Ordinary Shares owned or to be owned by the undersigned directly or indirectly, whether purchased prior to the IPO, in the IPO or in the aftermarket, or whether such or whether such Ordinary Shares are underlying the Private Units, and agrees that he, she or it will not seek redemption with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto.

11.           The undersigned hereby agrees to not propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination that would affect the substance or timing of the Company’s obligation to redeem 100% of the IPO Shares if the Company does not complete a Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association.

12.           In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the Sponsor agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

13.            This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

14.           As used herein, (i) a “Business Combination” shall mean a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or any other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (v) “Private Units” shall mean (x) the Units purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) additional Units that may be purchased in a private placement upon the full or partial exercise of the underwriters’ over-allotment option for the Company’s IPO; (vi) ”Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (viii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

15.           Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16.           No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

17.           The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

18.           This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Company and each officer or director that is the subject of any such change, amendment modification or waiver.

[signature page follows]

Eucrates LLC

By:	/s/ Parag Saxena
Name: Parag Saxena
Title: Managing Member

By:	/s/ Stelios Papadopoulos
Name: Stelios Papadopoulos
Title: Managing Member

/s/ Parag Saxena
Parag Saxena

/s/ Stelios Papadopoulos
Stelios Papadopoulos

/s/ Evangelos Vergetis
Evangelos Vergetis

/s/ Gonzalo Cordova
Gonzalo Cordova

/s/ Shrikant Sathe
Shrikant Sathe

/s/ Atanuu Agarrwal
Atanuu Agarrwal

/s/ Daphne Karydas
Daphne Karydas

/s/ Amitabh Singhal
Amitabh Singhal

/s/ William Campbell
William Campbell

/s/ Nina Shapiro
Nina Shapiro

Acknowledged and Agreed:
EUCRATES BIOMEDICAL ACQUISITION CORP.

By:	/s/ Parag Saxena
Name: Parag Saxena
Title: Chief Executive Officer

[Signature Page to the Insider Letter]